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                                                                      EXHIBIT 11

                   US FACILITIES CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

     The computation of per share income is based upon the weighted average number of common and common equivalent shares outstanding during each year ended December 31, as follows:

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                                                                                         (000 omitted, except for per share data)
                                                                                                1996       1995      1994
                                                                                               -------   -------   -------
Net income.........................................................................            $15,020   $13,854    $6,238
                                                                                               =======   =======    ======

Weighted average shares outstanding during the period...............................             5,866     5,602     5,810
Common stock equivalent shares......................................................               109       126       196
                                                                                               -------   -------    ------
Common and common stock equivalent shares outstanding
 for purposes of calculating income per share.......................................             5,975     5,728     6,006
Incremental shares to reflect full dilution.........................................                21        87         -
                                                                                               -------   -------    ------
Total shares for purpose of calculating fully diluted
 income per share...................................................................             5,996     5,815     6,006
                                                                                               =======   =======    ======

Primary net income per share........................................................           $  2.51   $  2.42    $ 1.04
Fully diluted net income per share..................................................           $  2.51   $  2.38    $ 1.04
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